Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of MusclePharm Corporation of our audit report dated April 15, 2022, relating to the 2021 consolidated financial statements of MusclePharm Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Orange County, California

June 16, 2022